UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 6, 2025

KRONOS WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31763	76-0294959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas (Address of principal executive offices)	75240-2620 (Zip Code)

Registrant’s telephone number, including area code

(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The registrant hereby furnishes the information set forth in its press release entitled “Kronos Worldwide, Inc. Reports Second Quarter 2025 Results” that the registrant issued on August 6, 2025, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The press release the registrant furnishes as Exhibit 99.1 to this current report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2025, Tim C. Hafer, executive vice president and chief financial officer of the registrant, provided notice to the registrant that he will retire as an officer of the registrant effective as of August 8, 2025. Following such retirement, Mr. Hafer will continue to be employed by Contran Corporation (“Contran”), the privately held parent corporation of the registrant.

Following such retirement notice of Mr. Hafer, the registrant’s board of directors took action, also effective as of August 8, 2025, to elect Bradley E. Troutman as the registrant’s senior vice president and chief financial officer. Mr. Troutman has accepted an offer of employment from Contran, with an employment start date of August 8, 2025.

Upon Mr. Hafer’s retirement as an officer of the registrant, Bryan S. Bell’s title with the registrant will remain vice president and controller, global finance and Mr. Bell will serve as the registrant’s principal accounting officer.

Mr. Troutman, age 51, served as chief financial officer of Pegasus Logistics Group, a global freight forwarding and logistics company, from 2024 to July 2025. From 2019 to 2022, he served as chief financial officer of Atlantic Aviation, a fixed-base operator (FBO) network and aviation services provider with FBO locations throughout the United States. Prior to 2019, Mr. Troutman served in financial leadership roles for two publicly traded corporations, where collectively he was employed for 12 years; he was employed by the Public Company Accounting Oversight Board as manager, inspection division for two years; and he was employed by PricewaterhouseCoopers LLP from 1996 to 2004, most recently as manager, assurance and business advisory services.

Mr. Bell, age 51, has served as the registrant’s vice president and controller, global finance since May 2024. He has served in various accounting positions with the registrant since 2017.

Mr. Bell is an employee of Contran, and Mr. Troutman will become an employee of Contran on August 8, 2025. They provide (or will provide) their services to the registrant under an intercorporate services agreement between the registrant and Contran. For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2025 proxy statement, which description is incorporated herein by reference. In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the 2025 proxy statement, which discussion is also incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The registrant hereby furnishes the information set forth in its press release entitled “Kronos Worldwide, Inc. Announces Quarterly Dividend” that the registrant also issued on August 6, 2025, a copy of which is attached hereto as Exhibit 99.2 and incorporated herein by reference.

The press release the registrant furnishes as Exhibit 99.2 to this current report is not “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Item No.	Description

99.1	Press release dated August 6, 2025 entitled “Kronos Worldwide, Inc. Reports Second Quarter 2025 Results” and issued by the registrant.

99.2	Press release dated August 6, 2025, entitled “Kronos Worldwide, Inc. Announces Quarterly Dividend” and issued by the registrant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS WORLDWIDE, INC.
(Registrant)

Date: August 6, 2025	By:	/s/ Tim C. Hafer
Tim C. Hafer,
Executive Vice President and Chief Financial Officer